EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 162 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated June 25, 2020, appearing in Post-Effective Amendment No. 157 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 25, 2020.

Susan A. Pereira
Susan A. Pereira
Vice President and Assistant General Counsel

Boston, Massachusetts

February 25, 2021